                                                                EXHIBIT 10.8



                            TITAN EXPLORATION, INC.
                                  OPTION PLAN

                                    RECITALS

       A. Titan Exploration, Inc. ("COMPANY") is a party to that certain Exchange Agreement and Plan of Reorganization (the "EXCHANGE AGREEMENT") dated as of September 30, 1996 (the "EFFECTIVE DATE"), pursuant to which it will acquire all of the limited partnership interests of Titan Resources, L.P. ("PARTNERSHIP") and all of the outstanding shares of the common stock, par value $.01 per share, of Titan Resources I, Inc. ("GENERAL PARTNER"), the general partner of the Partnership (such transactions are referred to herein as the "REORGANIZATION").

       B. Effective as of March 31, 1995, the Partnership adopted an Option Plan for certain officers and employees of the General Partner and the Partnership (the "PARTNERSHIP PLAN") and from time to time thereafter all of the options ("PARTNERSHIP OPTIONS") available thereunder were granted to such officers and employees ("EXISTING OPTION HOLDERS"), entitling such holders to acquire units of limited partnership interests in the Partnership, subject to the terms and conditions described in the Partnership Plan.

       C. Pursuant to Section 7 of each Partnership Option, as a condition to the Reorganization, the Partnership must make or cause to be made lawful and adequate provision so that on and after the Effective Date, each of the Existing Option Holders shall be entitled to purchase, in lieu of the number of units of limited partnership interests in the Partnership ("UNITS") subject to purchase under the Partnership Options, an equivalent number of shares of Common Stock, par value $.01, of the Company (the "SHARES"), to be determined by reference to the number of Shares to be issued in the Reorganization for each Unit surrendered for exchange (such number of Shares is referred to herein as the "EQUIVALENT NUMBER OF OPTION SHARES");

       D. In accordance with the terms of the Exchange Agreement and the requirements of the Partnership Options:

       (i) the Existing Option Holders must surrender the Partnership Options to the Company and the Existing Option Holders shall have no further rights under the Partnership Plan and Partnership Options as of the Effective Date, and

       (ii) the Board of Directors of the Company hereby: (A) adopts this Option Plan (the "PLAN"), to become effective as of the Effective Date, for those officers and employees of the Company and/or its consolidated subsidiaries who are Existing Option Holders (collectively, "EMPLOYEES" and individually, a "EMPLOYEE"), and (B) authorizes the issuance of Options hereunder to each such Employee, to be effective as of the Effective Date, entitling such Employee to receive, in substitution for his/her Partnership Options, an option to acquire an Equivalent Number of Option Shares subject to terms and conditions substantially the same as those applicable to the Partnership Options, which terms and conditions are described below.

                                   ARTICLE I
                                    GENERAL

       1.1 Definitions. Capitalized terms which are defined in the recitals shall have the meanings set forth therein and the following terms shall have the following meanings:

              "A Option" any option issued or authorized to be issued hereunder in substantially the form of Exhibit A hereto (collectively, the "A Options").

              "B Option" any option issued or authorized to be issued hereunder in substantially the form of Exhibit B hereto (collectively, the "B Options").

              "C Option" any option issued or authorized to be issued hereunder in substantially the form of Exhibit C hereto (collectively, the "C Options").

              "D Option" any option issued or authorized to be issued hereunder in substantially the form of Exhibit D hereto (collectively, the "D Options").

              "Board" means the Board of Directors of Company.

              "Code" means the Internal Revenue Code of 1986, as amended.

              "employee" means an individual whose wages are subject to the withholding of federal income tax under Section 3401 of the Code.

              "Holder" means any Employee to whom an Option has been granted under this Plan.

              "Market Price" means with respect to any Share on any date while the Shares are Publicly Traded, the average of the last reported sale prices for the Shares for the 20 consecutive Trading Days (as defined below) beginning 30 Trading Days before the day in question. The last reported sale price for each day shall be (i) if the Shares are listed or admitted for trading on any national securities exchange, the last sale price, or the closing bid price if no sale occurred, of the Shares on the principal securities exchange on which the Shares are listed or admitted to trading, (ii) the last reported sale price of the Shares on the Nasdaq Stock Market's National Market, or any similar system of automated dissemination of quotations of securities prices then in common use, if so quoted, or (iii) if not quoted as described in clause
       (ii) above, the mean between the high bid and low asked quotations for the Shares as reported by the National Quotation Bureau, Inc. if at least two securities dealers have inserted both bid and asked quotations for the Shares on at least 10 of such 20 consecutive Trading Days. If the Shares are quoted on a national securities or central market system, in lieu of a market or quotation system described above, the last reported sale price shall be determined in the manner set forth in clause (iii) of the preceding sentence if bid and asked quotations are reported but actual transactions are not, and in the manner set forth in clause (ii) of the preceding sentence if actual transactions are reported. If none of the conditions set forth above is met, the last reported sale price of the Shares on any day or the average of such last reported sale prices for any period shall be the fair market value of the Shares as determined by a member firm of the New York Stock Exchange, Inc. selected by the Company. The term "Trading Days", as used herein, means
       (i) if the Shares are listed or admitted for trading on any national securities exchange, days on which such national securities exchange is open for business, or (ii) if the Shares are quoted on the Nasdaq Stock Market's National Market, or any similar system of automated dissemination of quotations of securities prices, days on which trades may be made on such system.

              "Option" any A Option, B Option, C Option or D Option granted to a Employee hereunder.

              "Options" collectively, all A Options, B Options, C Options and D Options granted to Employees hereunder.

              "officer" means an individual elected or appointed by the Board or chosen in such other manner as may be prescribed in the organizational documents for the Companies to serve as such.

              "Publicly Traded" means with respect to the Shares, that the Shares are listed or admitted for trading on any national securities exchange or that the Shares are quoted on the Nasdaq Stock Market's National Market, or any similar system of automated dissemination of quotations of securities prices.


                                   ARTICLE II
                                 ADMINISTRATION

       The Plan shall be administered by, and the decisions concerning the Plan shall be made solely by, the Board; provided that, the Board may appoint a committee of two or more directors of the Company who qualify as "outside directors" pursuant to the requirements of Section 162(m) of the Code and the Treasury Regulations thereunder (an "OPTION COMMITTEE") to act as the administrator of the Plan and to make any grants of options pursuant to Section
3.4 hereof. Any member of an Option Committee shall serve at the pleasure of the Board and the Board shall have the sole continuing authority to appoint members of any Option Committee. Neither the Board nor any Option Committee shall have any authority, discretion or power to alter any of the terms or conditions specified herein.

       Subject to the foregoing limitations, the Board or Option Committee shall have authority and power to adopt such rules and regulations and to take such action as it shall consider necessary or advisable for the administration of the Plan, and to construe, interpret and administer the Plan. The members of the Board and Option Committee shall not incur any liability by reason of any action or determination made in good faith with respect to the Plan or any option agreement entered into pursuant to the Plan.

                                  ARTICLE III
                                GRANT OF OPTIONS

       3.1 Option Agreements. Each Option granted under the Plan to a Employee shall be evidenced by a written option agreement, which agreement shall be entered into by Company and the Employee to whom the Option is granted. The agreements for each A Option, B Option, C Option or D Option shall be in substantially the forms set forth in Exhibit A, B, C or D hereto, respectively, with appropriate insertions of the name of the optionee and the number of Shares for which such option may be exercised.

       3.2    Exchange Ratio; Maximum Number of Shares Subject to Options.

       (a) Pursuant to the Exchange Agreement, each unit of limited partnership interest in the Partnership was exchanged for .66508242 Shares (the "Exchange Ratio").

       (b) Based upon the Exchange Ratio, the aggregate Equivalent Number of Option Shares (rounded to the nearest whole share) available under the Plan is as follows:

              (i) the total number of Shares which may be acquired upon exercise of all A Options granted pursuant to the Plan shall not exceed 2,410,728 Shares;

              (ii) The total number of Shares which may be acquired upon exercise of all B Options granted pursuant to the Plan shall not exceed 387,265 Shares;

              (iii) The total number of Shares which may be acquired upon exercise of all C Options granted pursuant to the Plan shall not exceed 406,390 Shares; and

              (iv) The total number of Shares which may be acquired upon exercise of all D Options granted pursuant to the Plan shall not exceed 426,967 Shares.

       3.3 Initial Grant of Options. As of the Effective Date, each holder of Partnership Options is granted A Options, B Options, C Options and D Options to purchase an Equivalent Number of Option Shares based upon the Exchange Ratio, as set forth in Schedule 1 hereto.

       3.4 Subsequent Grant of Options. After the initial grant of options pursuant to Section 3.3, if any Holder's Options are terminated under the circumstances described in the Options, the Board or the Option Committee may at any time grant to another Employee any Options forfeited as a result of such termination.


                                   ARTICLE IV
                               GENERAL PROVISIONS

       4.1 Termination of Plan. The Plan shall terminate whenever the Board adopts a resolution to that effect. If not sooner terminated under the preceding sentence, the Plan shall wholly cease and expire at the close of business on March 31, 2001. After termination of the Plan, no Options shall be granted under this Plan, but Company shall continue to recognize Options previously granted to the extent such Options shall not have expired.

       4.2 Amendment of Plan. No amendment, modification, suspension or termination hereof shall impair any Options theretofore granted under the Plan or deprive any Holder of any Shares which he might have acquired through or as a result of the Plan.

       4.3 Treatment of Proceeds. Proceeds from the sale of Shares pursuant to Options granted under the Plan shall constitute general funds of Company.

       4.4 Effectiveness. This Plan shall become effective as of the Effective Date.

       4.5 Paragraph Headings. The paragraph headings included herein are only for convenience, and they shall have no effect on the interpretation of the Plan.

                                   SCHEDULE 1

                            INITIAL OPTIONS GRANTED


                                                               Number of Shares
Name                              Option Type                 Subject to Option
----                              -----------                 -----------------
Jack D. Hightower                   A Option                        583,314
                                    B Option                         94,674
                                    C Option                         99,348
                                    D Option                        100,461



Jack D. Hightower                   A Option                        583,314
Separate Property                   B Option                         94,674
                                    C Option                         99,348
                                    D Option                        100,461

George G. Staley                    A Option                        686,118
                                    B Option                        111,725
                                    C Option                        117,243
                                    D Option                        117,085


Thomas H. Moore                     A Option                        147,995
                                    B Option                         24,097
                                    C Option                         25,287
                                    D Option                         25,262


Dan P. Colwell                      A Option                        144,125
                                    B Option                         23,691
                                    C Option                         24,860
                                    D Option                         23,943


Rodney C. Woodard                   A Option                        146,886
                                    B Option                         24,241
                                    C Option                         25,439
                                    D Option                         24,115


John L. Benfatti                    A Option                         48,448
                                    B Option                          8,105
                                    C Option                          8,506
                                    D Option                         33,746

Susan D. Rowland                    A Option                         48,448
                                    B Option                          1,653
                                    C Option                          1,734
                                    D Option                            517



Linda Nicholson                     A Option                          2,760
                                    B Option                            551
                                    C Option                            578
                                    D Option                            172

Carol R. Farmer                     A Option                          2,760
                                    B Option                            551
                                    C Option                            578
                                    D Option                            172

Thomas Tomerlin                     A Option                          5,520
                                    B Option                          1,102
                                    C Option                          1,157
                                    D Option                            345

Carol S. Thompson                   A Option                          1,380
                                    B Option                            275
                                    C Option                            289
                                    D Option                             86

Carolyn M. Dean                     A Option                          1,380
                                    B Option                            275
                                    C Option                            289
                                    D Option                             86

Lisa M. Huggins                     A Option                          1,380
                                    B Option                            275
                                    C Option                            289
                                    D Option                             86

Lawrence H. Wagner                  A Option                          2,760
                                    B Option                            551
                                    C Option                            578
                                    D Option                            172

Karen I. LeBus                      A Option                          1,380
                                    B Option                            275
                                    C Option                            289
                                    D Option                             86

Therese A. Cone                     A Option                          1,380
                                    B Option                            275
                                    C Option                            289
                                    D Option                             86

Ronald L. Lechwar                   A Option                          1,380
                                    B Option                            275
                                    C Option                            289
                                    D Option                             86

                                  ATTACHMENT I
                            (Form of Promissory Note
                    to be attached to each Option Agreement)


                                PROMISSORY NOTE


$_______________                                             _____________,____

       FOR VALUE RECEIVED, on 15 months from date of issue, _________________ ("Maker") promises to pay to the order of TITAN EXPLORATION, INC., a Delaware corporation ("Payee"), at 500 West Texas, Suite 500, Midland, Texas 79701, or at such other address as directed by the holder hereof, in lawful money of the United States of America, the sum of ______________________ AND ___/100 DOLLARS ($____________), together with interest thereon until maturity at a rate per annum equal to the Prime Rate (as hereinafter defined) from time to time in effect plus two percent (2%); provided, however, that in no event shall interest on this note ever be charged or paid at a rate greater than the maximum nonusurious rate permitted by applicable federal or Texas law from time to time in effect, whichever shall permit the higher lawful rate (the "Highest Lawful Rate"). If at any time or times the interest rate provided for elsewhere herein (the "Stated Rate") would exceed the Highest Lawful Rate but for the limitation set forth above, the rate of interest to accrue on the unpaid principal balance of this note during all such times shall be limited to the Highest Lawful Rate, but any subsequent reduction in the Stated Rate due to reductions in the Prime Rate shall not become effective to reduce the interest rate payable below the Highest Lawful Rate until the total amount of interest accrued on the unpaid balance of this note equals the total amount of interest which would have accrued if the Stated Rate had at all times been in effect.
At all such times, if any, as Chapter One ("Chapter One") of the Texas Credit Code shall establish the Highest Lawful Rate, the Highest Lawful Rate shall be the "indicated rate ceiling" (as defined in Chapter One) from time to time in effect.

       The term "Prime Rate" as used herein shall mean that variable rate of interest per annum established by Texas Commerce Bank National Association from time to time as its "prime rate." Without notice to Maker or any other person, the Prime Rate shall automatically fluctuate upward and downward as and in the amount by which such rate shall fluctuate.

       If, for any reason whatever, the interest paid or received on this note shall exceed the Highest Lawful Rate, the owner or holder of this note shall refund to the payor or, at the option of such owner or holder, credit against the principal of this note such portion of said interest as shall be necessary to cause the interest actually paid and retained on this note to equal the Highest Lawful Rate. All sums paid or agreed to be paid to the owner or holder hereof for the use, forbearance or detention of the indebtedness evidenced hereby shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full term of this note.

       All past due principal and interest on this note shall bear interest at a rate per annum equal to the Highest Lawful Rate.

       Maker may at any time prepay the full amount or any part of this note without the payment of any premium or fee. All such prepayments shall be applied first to accrued interest, the balance to principal.

       The payment of this note is secured by a security interest in ___________________ (_______) Shares (as hereinafter defined) created and granted in a security agreement (the "Security Agreement") of even date herewith, by Maker in favor of Payee. The term "Shares" as used herein shall have the same meaning assigned to such term in the agreement of limited partnership creating and organizing Payee.

       Time is of the essence of this note. Upon any default in the payment of any principal or interest when due hereunder, or any breach or default in any of the terms, conditions, representations or warranties contained in the Security Agreement, or the insolvency of Maker, or the institution of any proceedings or arrangements in bankruptcy by or against Maker, the holder of this note may, at its option, declare the entirety of the indebtedness evidenced hereby immediately due and payable and exercise any other available remedies, and failure to exercise any remedy shall not constitute a waiver at any other time.

       In addition to all principal and accrued interest on this note, Maker agrees to pay (a) all reasonable costs and expenses incurred by all owners and holders of this note in collecting this note through probate, reorganization, bankruptcy or any other proceeding and (b) reasonable attorneys' fees when and if this note is placed in the hands of an attorney for collection after default.

       Maker and any and all co-makers, endorsers, guarantors and sureties severally waive notice (including, but not limited to, notice of protest, notice of dishonor, notice of intent to accelerate and notice of acceleration), demand, presentment for payment, protest, diligence in collecting or bringing suit and the filing of suit for the purpose of fixing liability and consent that the time of payment hereof may be extended and re-extended from time to time without notice to them or any of them, and each agrees that his, her or its liability on or with respect to this note shall not be affected, diminished or impaired by any of the following:

       (a)    any release of any security at any time existing for this note;

       (b) any substitution for any security at any time existing for this note; or

       (c) any failure to perfect (or to maintain perfection of) any lien on or security interest in any such security;

in each case in whole or in part, with or without notice, before or after maturity.


       THIS NOTE IS BEING SIGNED AND DELIVERED IN THE STATE OF TEXAS AND IS TO BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS.

       EXECUTED as of the day and year first written above.




                                                   ----------------------------

       17. Gender. Words used in this Agreement which refer to Optionee and denote the male gender shall also be deemed to include the female gender or the neuter gender when appropriate.

       18. Headings. The headings of the various sections and subsections of this Agreement have been inserted for convenient reference only and shall not be construed to enlarge, diminish or otherwise change the express provisions hereof.

       19. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS (REGARDLESS OF THE LAWS THAT MIGHT OTHERWISE GOVERN UNDER APPLICABLE TEXAS PRINCIPLES OF CONFLICTS OF LAW).

       20. Counterparts. This Agreement may be signed in counterparts, each of which shall be deemed an original and all of which shall constitute one and the same agreement.

       IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.


                                           TITAN EXPLORATION, INC.




500 West Texas                             By
Suite 500                                    -----------------------------------
Midland, Texas  79701

                                           [THE OPTIONEE]



                                           [see Schedule I attached hereto]
-----------------------------------        -------------------------------------


-----------------------------------
       [Address]